UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
☑ Filed by the Registrant

☐ Filed by a Party other than the Registrant
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
The India Fund, Inc.
(Name of Registrant as Specified In Its Charter)
Payment of Filing Fee (check the appropriate box):
☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
☐ Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

IMPORTANT NEW INFORMATION ABOUT
THE SPECIAL MEETING OF SHAREHOLDERS OF THE INDIA FUND, INC.

November 16, 2011
Dear Shareholders of The India Fund, Inc. (the “Fund”):
          We are writing to seek your assistance in approving a new management agreement (the “New Advisory Agreement”) with Aberdeen Asset Management Asia Limited (“Aberdeen Asia”).
          While stockholders of the Fund who have already voted have overwhelmingly supported the proposal to approve the New Advisory Agreement (the “Proposal”), the Proposal could not be approved at the Fund’s Special Meeting of Stockholders originally scheduled for November 16, 2011 because the number of shares voted fell short of the required majority of the outstanding shares.
     The Fund’s Special Meeting of Stockholders has been adjourned to allow stockholders additional time to act. The adjourned meeting will be held on December 12, 2011 at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, 30th Floor, New York, New York at 10:00 a.m.
     We request your assistance by voting now so that we may hold the meeting and approve the agreements in a timely fashion. Further solicitations are time consuming and expensive, and therefore the Fund’s Board of Directors urges you to vote now, no matter how large or small your holdings may be. Please sign, date and return the enclosed proxy card TODAY or vote using the toll-free number on the enclosed proxy card or through the Internet.
          As disclosed in the Fund’s Proxy Statement, your Fund and its investment objective will not change as a result of the New Advisory Agreement and you will still own the same shares in the same Fund. The New Advisory Agreement has terms that are similar to the terms of the current advisory agreement. Certain differences, which generally operate to the benefit of Fund shareholders, will exist in the New Advisory Agreement between Aberdeen Asia and the Fund. The proposal is necessitated by the decision of Blackstone Group L.P., the corporate parent of the Fund’s current investment manager, Blackstone Asia Advisors L.L.C., to exit the business of managing publicly listed closed-end investment companies focused on Asian equity markets.
          The Board of Directors of the Fund, including the non-interested Directors, recommends that you vote FOR the New Advisory Agreement.
          Vote now to ensure your vote reaches us by December 12, 2011! We thank you for your continued trust and support. If you need any assistance, or have any questions regarding the Proposal or how to vote your shares, please refer to the Fund’s Proxy Statement or call our proxy solicitor, Georgeson Inc., at 1 (877) 255-0134.
Sincerely,
Prakash A. Melwani
President and Director
PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD.
YOUR VOTE IS IMPORTANT. PLEASE ACT TODAY. IF YOU HAVE QUESTIONS OR NEED
ASSISTANCE IN VOTING YOUR SHARES, PLEASE CALL:
GEORGESON INC. AT (877) 255-0134